Additional Shareholder Information (unaudited)

Results of Special Meetings of
Shareholders

On December 11, 2006, a Special Meeting of Shareholders was held to elect Board Members.
The following tables provide the number of votes cast for, against or withheld, as well as the number of abstentions as to the matter voted on at the Special
Meeting of Shareholders.

Elect Board Members+

      Item Voted On      Votes For      Votes
                                      Against   Abstentions

Nominees:
   Elliot J. Berv      91,088,808.41 1,826,157.78       0.000
                                  7           7
   A. Benton           91,123,275.73 1,791,690.47       0.000
  Cocanougher                     2           2
   Jane F. Dasher      91,156,089.21 1,758,876.98       0.000
                                  5           9
   Mark T. Finn        91,120,905.37 1,794,060.83       0.000
                                  1           3
   Rainer Greeven      91,109,672.92 1,805,293.28       0.000
                                  0           4
   Stephen Randolph    91,092,999.03 1,821,967.17       0.000
  Gross                           3           1
   Richard E. Hanson   91,107,660.33 1,807,305.86       0.000
  Jr.                             5           9
   Diana R.            91,130,164.73 1,784,801.46       0.000
  Harrington                      9           5
   Susan M. Heilbron   91,148,050.56 1,766,915.63       0.000
                                  8           6
   Susan B. Kerley     91,144,872.50 1,770,093.69       0.000
                                  9           5
   Alan G. Merten      91,140,631.10 1,774,335.09       0.000
                                  5           9
   R. Richardson       91,138,754.09 1,776,212.10       0.000
  Pettit                          8           6
   R. Jay Gerken, CFA  91,079,993.84 1,834,972.36       0.000
                                  0           4
+ Board Members are elected by the shareholders of all of the series of the Company of which the Fund is a series.

On December 28, 2006, a Special Meeting of Shareholders was held to approve an agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets and the assumption of all the liabilities of the Fund (the "Acquired Fund"), in exchange for shares of the corresponding Legg Mason Partners Government Securities Fund (the "Acquiring Fund") to be distributed to the shareholders of the Acquired Fund and (ii) the subsequent termination of the Acquired Fund.
The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to the matter voted on at the Special
Meeting of Shareholders.

                                                                 Broker
      Item Voted On      Votes For      Votes                   Non-Votes
                                      Against   Abstentions
   Agreement and Plan
   of Reorganization   21,386,629.53 502,469.973 1,036,178.2            0.000
                                  3                      08

On January 12, 2007, a Special Meeting of Shareholders was held to vote on a proposal recently approved by the Fund's
Board Members. The following table provides the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to the matter voted on at the Special Meeting of Shareholders.

 Revise Fundamental Investment
Policies.

     Items Voted On      Votes For      Votes                   Non-Votes
                                      Against   Abstentions
   Borrowing Money     21,351,990.77 548,537.095 519,850.134      210,293.000
                                  3
   Underwriting        21,432,633.77 456,807.232 530,936.995      210,293.000
                                  5
   Lending             21,393,353.56 505,156.209 521,868.233      210,293.000
                                  0
   Issuing Senior      21,457,948.20 420,092.632 542,337.165      210,293.000
  Securities                      5
   Real Estate         21,469,873.91 424,025.932 526,478.155      210,293.000
                                  5
   Commodities         21,463,074.19 434,209.568 523,094.239      210,293.000
                                  5
   Concentration       21,418,868.09 478,233.675 523,276.235      210,293.000
                                  2
   Diversification     21,431,670.06 465,257.126 523,450.816      210,293.000
                                  0
   Non-Fundamental     21,250,688.98 623,191.101 546,497.913      210,293.000
                                  8